                                                                  EXHIBIT 10.14

                       INTERNATIONAL DISTRIBUTOR AGREEMENT

       THIS INTERNATIONAL DISTRIBUTOR AGREEMENT (the "Agreement") is entered into as of August 22, 1996 ("Effective Date") by and between Top Tier Israel
(1992) Ltd., a corporation duly organized and existing under the laws of Israel, with its principal office located at 4 Hacharoshet Street, Ra'anana, Israel, and TopTier Software, Inc. a corporation duly organized and existing under law of Delaware, with its principal office located at 6203 San Ignacio Avenue, Suite 101, San Jose, California 95119 ("Distributor").

       IN CONSIDERATION OF THE MUTUAL PROMISES CONTAINED HEREIN, THE PARTIES AGREE AS FOLLOWS:

1.     DEFINITIONS

       1.1    "SOFTWARE" shall mean the most current version of each of Top Tier
               --------
              Israel's software products listed in Exhibit A attached hereto in an object code copy or copies, together with a copy or copies of any user manual or other documentation.

       1.2    "DISTRIBUTOR CUSTOMER" shall mean any third party which acquires a
               --------------------
       license to (i)Use the Software for its own processing needs ("End-User")
       (ii)Resell the Software to End-Users ("Reseller") (iii) incorporate the Software within its own hardware or software systems for distribution or resale ("OEM/ISV").

       1.3    "TERRITORY" shall mean the United States and North America on an
               ---------
              exclusive basis and the Rest of World (ROW) on a non-exclusive basis.

       1.4 All references in this Agreement to the "sale" of or "selling" Software or Software Copies shall mean the granting of a LICENSE to use
                                                                -------
       such Software of Software Copies. All references in this Agreement to the "purchase" of Software or Software Copies shall mean the obtaining of a LICENSE to use such Software or Software Copy.
       -------

       2.     APPOINTMENT AND AUTHORITY OF DISTRIBUTOR
              ----------------------------------------
2.1    APPOINTMENT. Subject to the terms and conditions set forth herein, Top
       -----------
Tier Israel hereby appoints Distributor as the exclusive distributor of the Software in the U.S. and North American Territory, and Distributor hereby accepts such appointment. TopTier also appoints Distributor as a non-exclusive distributor for the Rest of the World and Distributor hereby accepts such appointment. Distributor shall have the rights (i) to obtain Software from Top Tier Israel and to market and distribute such Software within the Territory for delivery to Distributor Customers in the Territory (ii) to appoint resellers and sub-distributors to market and distribute the Software within the Territory( iii) to negotiate and contract agreements with OEM/ISV customers. Top Tier Israel retains full rights to appoint other distributors in that part of the Territory defined as Rest of the World. The Distributor acknowledges and agrees that sales made by Distributor shall only be made to Distributor Customers who agree to be bound contractually to Distributor under terms and conditions consistent with, and reflecting, this Agreement.

       2.2    TERRITORIAL RESPONSIBILITY. Distributor shall use its best efforts
              ---------------------------
              to promote vigorously the marketing and distribution of the Software to realize the maximum sales potential for the Software in the Territory. Distributor shall be solely responsible for advertising, marketing, promoting and distributing the Software in the Territory. In consideration for its appointment, Distributor agrees not to market and distribute within the Territory any software products from other vendors (including Distributor's) which, in Top Tier Israel's opinion, compete with Top Tier Israel software products without Top Tier Israel's prior written consent.

       2.3    MINIMUM GUARANTEED PAYMENTS BY DISTRIBUTOR
              ------------------------------------------
              Distributor undertakes to provide TopTier Israel with minimum annual guaranteed payments, as advance payments to be reconciled against the proceeds of TopTier Israel's sales to Distributor, according to the monthly schedule in Exhibit B., as amended from time to time by mutual agreement of the parties. Proceeds of TopTier Israel's sales to Distributor will be reconciled against the advances, on a periodic basis mutually agreeable to the parties, but no less often than once every quarter. Failure by Distributor to provide the minimum guaranteed revenues on a monthly basis constitutes a breach of this agreement, which will enable TopTier Israel to terminate the agreement for cause.

       2.4    PAYMENTS
              --------
              Distributor shall make monthly payments as specified in Exhibit B, by wire transfer, to TopTier Israel's bank. The cost of wire transfer will be borne by Distributor.

3.     SOFTWARE DISTRIBUTION
       ---------------------

       3.1    DISTRIBUTOR CUSTOMERS' LICENSE. Prior to providing any Distributor
              -------------------------------
              Customer with Software, Distributor shall insure that the license of such Software contains appropriate terms and conditions set forth in a Software License Agreement which has been mutually agreed upon by the parties and which shall be executed by the Distributor Customer.

       3.2    DISTRIBUTOR COPIES. Distributor shall have the right to order a
              -------------------
              reasonable number of Software copies, marked not for resale, or marked For Evaluation Only, to be used for demonstration purposes by Distributor or for evaluation purposes by potential Distributor Customers ("Distributor Copies") provided Distributor shall pay to Top Tier Israel the then current charges for any such Distributor Copies (including shipping charges) set forth in Top Tier Israel's International Price List and provided that the right to use such Distributor Copies will be governed by the terms of a license agreement approved and accepted by Top Tier Israel. Distributor shall maintain records of the Distributor Copies' recipients and shall provide said records to TopTier Israel at quarterly intervals.

       3.3    TITLE TO SOFTWARE AND RELATED MATTERS. Title to the Software
              -------------------------------------
              (including the user manual, diskette and software contained therein and all translations thereof) shall remain with Top Tier Israel. Distributor shall not (and shall require that its

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

              Customers do not) remove, alter, cover or obfuscate any copyright notices or other proprietary rights notices placed or embedded by Top Tier Israel on or in any Software. Distributor shall not provide services to others for the purpose of any such modification, alteration, reverse engineering, disassembly or decompilation. Distributor shall not, and shall not authorize any third party to, modify, alter, reverse engineer, disassemble or decompile the Software without the prior approval of Top Tier Israel.

       3.4    RECORDS AND AUDIT RIGHTS. Distributor agrees to make, and to
              -------------------------
              maintain until three (3) years after the last payment under this Agreement is due and paid, complete books, records and accounts with respect to Distributor's distribution of and payment for Software hereunder. Such records shall include number of units shipped by product and platform, customer information, date of shipment, copies of purchase orders and invoices and support contract information. Top Tier Israel shall have the right to audit such books and records for purposes of verification of the sales and inventory information with respect to the Software. Any such audit shall be conducted by Top Tier Israel or its representatives during normal business hours, and Distributor shall cooperate fully with Top Tier Israel or its representatives in any such audit. Any underpayment shall be payable immediately.

4.     TERMS OF PURCHASE OF SOFTWARE COPIES BY DISTRIBUTOR
       ---------------------------------------------------

       4.1    PRICES.  All prices are F.O.B. Top Tier Israel facility. ("F.O.B.
              ------
              Point"). The Price to Distributor for the Software shall be equal to 80% of Distributor's license fee charged to its customers. The difference between Distributor's fee to TopTier Israel and Distributor's price to its customers shall be Distributor's sole remuneration for distribution of the Software Copies. Top Tier Israel has the right at any time to revise its prices charged to Distributor.

       4.2    TAXES. Amounts payable to Top Tier Israel under this Agreement are
              -----
              payable to Top Tier Israel generally without deduction for taxes, (including any sales, use, excise, ad valorem, property, value added tax, or other tax), tariff, duty or assessment levied or imposed by any government authority (including without limitation any country, state, city, county, province, department, or other subdivision of the national government). Distributor shall pay all such taxes and customs duties payable with respect to the sale and purchase of Software Copies under this Agreement. When Top Tier Israel has the legal obligation (independent of this Agreement) to collect such taxes, the appropriate amount shall be added to Distributor's invoice and paid by Distributor unless Distributor provides Top Tier Israel with a valid tax exemption certificate authorized by the appropriate taxing authority. Distributor shall cooperate with Top Tier Israel and shall provide Top Tier Israel with certificates or receipts issued by the appropriate taxing authority. Distributor's tax records relating to any tax for which Top Tier Israel has any legal liability in the Territory shall also be considered "accounting records" under Section 3.4 and subject to audit by Top Tier Israel. Amounts payable to Top Tier Israel under this agreement are however net of

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

              income tax withheld at source, if any, that may be applicable to the purchase of the Software Copies.

       4.3    TERMS AND CONDITIONS. All orders for Software by Distributor for
              ---------------------
              distribution to End-Users shall be initiated by Distributor's issuance of written purchase orders sent to Top Tier Israel (via mail, telecopier, or telefax). Any order sent by mail, telecopier or telefax shall be deemed signed by the Distributor as if an original signed document were delivered to Top Tier Israel regardless whether any such document is confirmed in writing by mail, hand delivery or other original signed document. Such orders shall state unit quantities, until descriptions, requested delivery dates, and shipping instructions. Top Tier Israel may accept or reject any order in whole or part, in its discretion. This Agreement shall govern all orders of Software by Distributor. No terms on purchase orders, invoices or like documents by Distributor shall serve to alter or add to the terms of this Agreement. Shipment will be F.O.B. Top Tier Israel's distribution facility and all freight, insurance and other shipping expenses, as well as any special packing expenses, shall be borne by Distributor.

       4.4    PAYMENT. Top Tier Israel shall submit an invoice to Distributor
              --------
              either upon each shipment of Software ordered by Distributor or on another regular basis mutually agreed to by Top Tier Israel and the Distributor. The invoice shall cover Distributor's fees for the Software in a given shipment plus any freight, taxes and other applicable costs initially paid by Top Tier Israel but to be borne by Distributor. TopTier Israel's invoices to Distributor will be reconciled against Distributor's advance payments to TopTier Israel on a periodic basis, but no less frequently than once every calendar quarter, at a mutually convenient date. After the reconciliation, any excess amounts owed to TopTier Israel by Distributor will be paid within 30 days of the date of reconciliation of accounts. Distributor shall pay TopTier Israel in U.S. dollars by wire of available funds to an account designated by Top Tier Israel or as otherwise instructed by Top Tier Israel. Distributor shall pay all of Top Tier Israel's costs and expenses (including reasonable attorneys' fees) to enforce and preserve Top Tier Israel's payment rights under this Section 4.4.

       4.5    SHIPPING. All Software delivered pursuant to the terms of this
              ---------
              Agreement shall be suitably packed for shipment in Top Tier Israel's standard shipping cartons, marked for shipment at Distributor's address set forth above, and delivered to Distributor or its carrier agent at the F.O.B. Point, at which time risk of loss shall pass to Distributor. Unless otherwise instructed in writing by Distributor, Top Tier Israel shall select the carrier. Distributor agrees to undertake all import formalities required to import the Software Copies into the Territory, and to bear full expense of all custom duties, freight, insurance, and other shipping expenses, as well as any special packing expense.

       4.6    ACCEPTANCE. Distributor shall inspect all Software promptly upon
              -----------
              receipt thereof and may reject any item that contains any significant reproducible defects which render such Software unfit for distribution to Distributor Customers, subject to return procedures agreed upon by the parties. To reject a Software copy Distributor shall within ten (10) days of receipt of such Software copy notify Top Tier Israel of its rejection and of the defect which has rendered the copy unfit for distribution. TopTier Israel will replace the defective Software copy at its earliest opportunity and instruct Distributor as to the required disposition of rejected Software copy or copies, including at TopTier Israel's discretion, authorized destruction or return for inspection. Distributor shall maintain detailed records of rejected software copies, including ultimate disposition upon instructions by TopTier Israel.

5.     MAINTENANCE AND SUPPORT
       -----------------------

       5.1    CUSTOMER SUPPORT. Distributor agrees that Distributor is
              -----------------
              responsible for supporting all Software it distributes, directly or through resellers, to Distributor Customers. TopTier Israel will provide maintenance and warranty support as detailed in Sections 5.2 and 5.3 and assistance and customer support to the extent requested by Distributor in exchange for 80% of all fees charged by Distributor to its Distributor Customers for service, warranty or maintenance agreements. TopTier Israel will receive no other compensation from Distributor for these support services. Distributor shall also maintain on-site staff support personnel sufficiently knowledgeable with respect to the Software to answer customer questions regarding the use and operation of Software marketed by Distributor. TopTier Israel shall provide Distributor with the support and technical assistance set forth in Sections 5.2, 5.3 and 7.1 below.

       5.2    ADDITIONAL SUPPORT/MAINTENANCE. Top Tier Israel will provide to
              -------------------------------
              Distributor all error corrections and updates to the Software which Top Tier Israel makes generally available to its Software customers. Top Tier Israel will provide reasonable consultation via telephone and facsimile to Distributor during Top Tier Israel's normal business hours with respect to any End-User questions that Distributor cannot adequately answer. Distributor shall offer its customers maintenance contracts and shall provide maintenance services, which shall include the opportunity to buy upgrades (i.e., from version 2.0 to 3.0). Distributor shall maintain and provide Top Tier Israel upon request, customer lists and records identifying which customers have maintenance contracts. Top Tier Israel shall deliver updates to the Distributor and the Distributor agrees to deliver updates to customers in a timely manner

       5.3    TOP TIER ISRAEL UPGRADES. Top Tier Israel may, from time to time,
              -------------------------
              upgrade the Software, provided that nothing herein shall obligate Top Tier Israel to produce any such upgrade. Top Tier Israel reserves the right to require an additional charge for such upgrade. Distributor shall be responsible for offering training in the use and operation of such upgrades to its End-Users. Any upgrade shall be subject to the terms of this Agreement.

6.     LIMITED WARRANTY
       ----------------

       6.1    STANDARD LIMITED WARRANTY.  Top Tier Israel warrants Distributor
              -------------------------
              that, for a period of one year after the date of delivery to Distributor of a Software copy, the media on which the Software is furnished under normal use will be free from defects in materials and workmanship. The above warranty does not apply to any Software copy that has been modified or altered by any party other than Top Tier Israel or for any defects caused by any use of the Software copy in a manner for which it was not designed, or by the negligence of any party other than Top Tier Israel. Top Tier Israel does not warrant that use of the Software will be uninterrupted or error free.

              TOP TIER ISRAEL'S SOLE LIABILITY WITH RESPECT TO THE ABOVE EXPRESS WARRANTY SHALL BE FOR TOP TIER ISRAEL AT ITS OPTION, TO CORRECT THE SOFTWARE COPY, REPLACE THE SOFTWARE COPY, OR REFUND THE AMOUNT PAID FOR SUCH SOFTWARE COPY. DISTRIBUTOR SHALL NOT MAKE OR PASS ON TO ANY PARTY ANY WARRANTY OR REPRESENTATION ON BEHALF OF TOP TIER ISRAEL OTHER THAN OR INCONSISTENT WITH THE ABOVE LIMITED WARRANTY.

       6.2    NO OTHER WARRANTY. EXCEPT FOR THE EXPRESS LIMITED WARRANTY SET
              ------------------
              FORTH ABOVE, TOP TIER ISRAEL GRANTS NO OTHER WARRANTIES, EXPRESS OR IMPLIED, BY STATUTE OR OTHERWISE, REGARDING THE SOFTWARE COPIES, AND SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTY OF NONINFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

7.     ADDITIONAL OBLIGATIONS OF DISTRIBUTOR
       -------------------------------------

       7.1    SALES REPORTS. Distributor shall provide Top Tier Israel with a
              --------------
              quarterly sales report showing, at a minimum, units sold per Software item, unit prices per item sold, total units sold and total invoices to customers for sales of Software and maintenance service contracts. This report will be forwarded to Top Tier Israel as mutually agreed upon by the parties.

       7.2    DEMONSTRATIONS AND STAFF TRAINING. Distributor shall provide (at
              ---------------------------------
              Distributor expense) adequate training to its staff regarding the use and operation of the Software and any updates thereto.

       7.3    ANNUAL BUSINESS PLAN. Distributor has delivered to Top Tier Israel
              ---------------------
              its initial business plan for the first year of this Agreement. Sixty (60) days prior to the anniversary date of this Agreement, Distributor shall provide to Top Tier Israel for approval a reasonably detailed annual business plan Distributor agrees to use best efforts to pursue its annual business plan. Substantial non-performance of such annual business plan shall constitute a default under this Agreement.

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

       7.4    MARKETING ACTIVITIES. Top Tier Israel and Distributor shall
              ---------------------
              mutually agree on marketing plans, including positioning of products, nature of marketing and advertising and promotional campaigns and budgets for marketing expenditures, within six (6) months of the Effective Date of this Agreement.

       8.     ADDITIONAL OBLIGATIONS OF TOP TIER ISRAEL
              -----------------------------------------

       8.1    MARKETING MATERIALS. Top Tier Israel shall provide Distributor
              --------------------
              with technical information concerning Software as required for the creation of marketing materials and shall fully and promptly cooperate with Distributor's request for review and editing of such materials.

9.     TERM AND TERMINATION
       --------------------

       9.1    TERM. This Agreement shall commence on the date of this Agreement
              -----
              and shall continue in force unless terminated under the provisions of this Section 9.

       9.2    TERMINATION FOR CAUSE.
              ----------------------

              (a) If either party defaults in the performance of any provisions of this Agreement, then the non-defaulting party may give written notice to the defaulting party that if the default is not cured within thirty (30) days the Agreement will be terminated. If the non-defaulting party gives such notice and the default is not cured during the thirty (30) day period, then the Agreement shall terminate at the end of that period. Notwithstanding the foregoing, in the event that Distributor fails to make advance payments according to the schedule in Exhibit B, pursuant to Sections 2.3, or to promptly pay amounts due to TopTier Israel after quarterly reconciliation of accounts, pursuant to Section 4.4, TopTier Israel may terminate this Agreement for cause.

              (b) This Agreement shall terminate, without notice, (i) upon the institution by or against Distributor of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of Distributor's debts, (ii) upon Distributor's making an assignment for the benefit of creditors, (iii) or upon Distributor's dissolution.

              (c) This Agreement shall terminate immediately upon written notice to Distributor (i) in the event that any current legislation or exchange controls under applicable law preclude Distributor from making payments to Top Tier Israel in United States currency for a period of sixty (60) days provided, however, that termination under this subsection shall not relieve Distributor of its payment obligations under this Agreement or (ii) upon the enactment of any law, decree or regulation by the government of the Territory which would impair or restrict (A) the right of Top Tier Israel to terminate this Agreement as herein provided, (B) Top Tier Israel's right, title or interest in the intellectual property rights in the Software, Software Copies, documentation or other property covered by this Agreement or (C) Top Tier Israel's rights to receive payment under this Agreement.

              (d) This Agreement shall terminate immediately and without notice ninety (90) days from the Effective Date if Top Tier Israel has not received written evidence from Distributor by such date that Distributor has secured all government approvals, if any, in the Territory necessary to carry on the transactions contemplated by this Agreement.

       9.3    TERMINATION FOR CONVENIENCE. Either Top Tier Israel or Distributor
              ----------------------------
              may terminate this Agreement, at any time, with or without cause, upon ninety (90) days prior written notice.

       9.4    EFFECT OF TERMINATION.
              ----------------------

              (a) Upon termination of this Agreement for any reason whatsoever, Top Tier Israel shall have no further obligation to Distributor other than those set forth in this Section 9. Top Tier Israel shall not be liable to Distributor for, and Distributor hereby expressly waives all rights to compensation, indemnities or damages of any kind, whether on account of the loss by Distributor of present or prospective profits, commissions, anticipated orders, expenditures, investments, or commitments made in connection with this Agreement, goodwill created, or on account of any other reason whatsoever. Upon termination of this Agreement for any reason, Distributor shall deliver to Top Tier Israel, within ten (10) days, the name and address of each customer of Distributor or customer of a reseller, and the name and address of each customer that has a maintenance contract with Distributor or a reseller, plus all of the records described in Section 3.4 above.

              (b) The parties have expressed that, as an essential and fundamental condition of their agreement to enter into and be bound by the terms and conditions and contemplated pricing of this Agreement, all elements of this Agreement shall be governed exclusively by the laws of the State of California (pursuant to Section 14.2 of this Agreement). If, notwithstanding this fundamental agreement, under any applicable law within the Territory distributors are entitled to any compensation upon termination for cause or the expiration of a fixed term of their distribution agreement, this Agreement shall be deemed a contract for a duration of not more than two years, and shall expire upon the expiration of such two years after the initial effective date of this Agreement. To the extent any such compensation is deemed earned as a matter of law, the parties shall retroactively readjust all prices so that the prices charged to the Distributor shall be increased by the amount necessary to give such compensation to the Distributor as part of the overall pricing and compensation arrangements between the parties.

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

       9.5    RETURN OF MATERIALS. All trademarks, trade names, patents,
              --------------------
              copyrights, designs, drawings, formulas or other data, photographs, samples, literature, and sales aids of every kind shall remain the property of Top Tier Israel. Within thirty (30) days after the termination of this Agreement, Distributor shall prepare all such items in its possession for shipment, as Top Tier Israel may direct, at Top Tier Israel's expense. Distributor shall not make or retain any copies of any confidential items or information which may have been entrusted to it. Effective upon the termination of this Agreement, Distributor shall cease to use all trademarks, marks, and trade names of Top Tier Israel.

       9.6    TRANSITION OF SUPPORT CONTRACTS. Distributor agrees to use its
              --------------------------------
              best efforts to register all Top Tier Israel customers, and that this registered customer base will be sent to Top Tier Israel at the end of each calendar quarter. If this distribution agreement is terminated for whatever reason, then Distributor will hand over to Top Tier Israel or a designated representative, the then up-to-date registered customer base. Upon payment to Top Tier Israel or a designed representative of a mutually agreed upon pro-rated amount of year-to-date support revenue, Distributor will no longer have the responsibility for supporting those customers.

       9.7    SURVIVAL OF CERTAIN TERMS. The provisions of Sections 3.4, 4.4,
              --------------------------
              4.6, 6, 9.4, 10, 11, 12, 13, and 14 shall survive the termination of this Agreement for any reason. All other rights and obligations of the parties shall cease upon termination of the Agreement.

10.    LIMITED LIABILITY
       -----------------

              TOP TIER ISRAEL'S TOTAL LIABILITY UNDER ANY CAUSE OF ACTION ARISING UNDER THIS AGREEMENT SHALL NOT EXCEED THE AMOUNTS RECEIVED BY TOP TIER ISRAEL FROM DISTRIBUTOR UNDER THIS AGREEMENT. IN NO EVENT SHALL EITHER PARTY HAVE ANY LIABILITY TO THE OTHER OR TO ANY OTHER THIRD PARTY, FOR ANY LOST PROFITS OR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, OR FOR ANY OTHER INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES RESULTING FROM THE USE OF THE LICENSED PRODUCTS, OR THE FAILURE OF THE LICENSED PRODUCTS TO PERFORM, OR FOR ANY OTHER REASON OR ARISING UNDER ANY CAUSE OF ACTION; PROVIDED, HOWEVER, THAT THIS LIMITATION SHALL NOT APPLY TO ANY BREACH OF THE CONFIDENTIALITY OBLIGATIONS SET FORTH IN SECTION 11 OR TO DISTRIBUTOR'S EXCEEDING ITS AUTHORITY GRANTED HEREIN. IT IS ACKNOWLEDGED BY THE PARTIES THAT NOTHING IN THIS SECTION 10 SHALL LIMIT DISTRIBUTORS OBLIGATION TO PAY AMOUNTS ALREADY DUE AND OWING TO TOP TIER ISRAEL.

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

11.    PROPERTY RIGHTS AND CONFIDENTIALITY
       -----------------------------------

       11.1   PROPERTY RIGHTS. Distributor agrees that Top Tier Israel owns all
              ----------------
              right, title, and interest in the Software, in each Software copy and documentation, and in all of Top Tier Israel's patents, trademarks, trade names, inventions, copyrights, know-how, and trade secrets relating to the design, manufacture, operation or service of the Software. The use by Distributor of any of these intellectual property rights is authorized only for the purposes herein set forth, and upon termination of this Agreement for any reason such authorization shall cease. Distributor agrees to assign (or cause to be assigned) and hereby does assign fully to Top Tier Israel all worldwide right, title and interest to the aforementioned intellectual property rights, as well as all derivatives and modifications thereof and thereto, conceived, made or discovered by Distributor, solely or in collaboration with others, and to execute all documentation reasonably necessary to effect assignment of, any and all such intellectual property rights to Top Tier Israel.

       11.2   CONFIDENTIALLY. Each party hereto acknowledges that by reason of
              ---------------
              its relationship to the other hereunder it will have access to certain information and materials concerning the other party's business, plans, customers, technology, and products that are confidential and of substantial value to such party, which value would be impaired if such information were disclosed to third parties. Each party agrees that it will not use in any way for its own account or the account of any third party, nor disclose to any third party, any information received by it which is marked confidential or which is disclosed orally and confirmed in writing of its confidential nature within thirty (30) days after disclosure by the other party (the "Confidential Information"). Each party shall protect the confidential nature of such Confidential Information with at least the level of care it takes to protect its own confidential information of similar value, but in no event with less than reasonable care. Distributor shall not publish any technical description of the Software other than the description published by Top Tier Israel In the event of termination of this Agreement, there shall be no use or disclosure by either party of any Confidential Information of the other.

       11.3   NOTIFICATION OF UNAUTHORIZED USE. Distributor shall promptly
              ---------------------------------
              notify Top Tier Israel in writing upon its discovery of any unauthorized use or infringement of the Software of Top Tier Israel's patent, copyright, trademark or other intellectual property rights with respect thereto. Top Tier Israel shall have the sole and exclusive right to bring infringement action or proceeding against a third party, and, in the event that Top Tier Israel brings such an action or proceeding, Distributor shall cooperate and provide full information and assistance to Top Tier Israel and its counsel in connection with any such action or proceeding.

12.    TRADEMARKS AND TRADE NAMES
       --------------------------

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

       During the term of this Agreement, Distributor shall have the right to indicate to the public that it is an authorized distributor of Top Tier Israel Software and to advertise (within the Territory) such Software under the trademarks, marks, and trade names that Top Tier Israel may adopt from time to time ("Trademarks"), provided that all representations of the Trademarks that Distributor intends to use shall first be submitted to Top Tier Israel for approval (which shall not be unreasonably withheld). Distributor shall not alter or remove any Trademarks applied by Top Tier Israel to any Software or related materials. Nothing herein shall grant to Distributor any right, title or interest in the Trademarks. At no time during or after the term of this Agreement shall Distributor challenge or assist others to challenge the Trademarks or the registration thereof or attempt to register any trademarks, marks or trade names confusingly similar to the Trademarks.

13.    COMPLIANCE WITH LAWS
       --------------------

       13.1   FOREIGN CORRUPT PRACTICES ACT. In conformity with the United
              ------------------------------
              States Foreign Corrupt Practices Act and with Top Tier Israel's established corporate policies regarding foreign business practices, Distributor and its employees and agents shall not directly or indirectly make an offer, payment, promise to pay, or authorize payment, or offer a gift, promise to give, or authorize the giving of anything of value for the purpose of influencing an act or decision of an official of any government within the Territory or the United States Government (including a decision not to act) or inducing such a person to use his influence to affect any such governmental act or decision in order to assist Top Tier Israel in obtaining, retaining or directing any such business.

       13.2   EXPORT ADMINISTRATION ACT. In conformity with the United States
              --------------------------
              Export Administration Act and regulations promulgated thereunder, Distributor and its employees and agents shall not disclose, export or re-export, directly or indirectly, any Software Copies or technical data (or direct products thereof) provided under this Agreement to destinations in Country Groups Q, S, W, Y and Z as modified from time to time by the U.S. Department of Commerce, or that are otherwise controlled under said Act and regulations.

       13.3   CURRENCY CONTROL. Distributor represents and warrants that no
              -----------------
              currency control laws applicable in the Territory will prevent the payment to Top Tier Israel of any sums due under this Agreement.

       13.4   COMPLIANCE WITH APPLICABLE LAWS. Distributor shall comply, and
              --------------------------------
              shall require all of its reseller to comply, with all laws and regulations applicable to Distributor with respect to (i) the Software Copies, and (ii) the conduct of business generally. More particularly, Distributor shall, without limitation:

              (i) at its own expense, make, obtain, and maintain in force at all times during the term of this Agreement, all filings, registrations, reports, licenses, permits and authorizations (collectively "Authorizations") in the Territory in order for Distributor to perform its obligations under this Agreement. Top Tier Israel shall provide

              Distributor with such assistance as Distributor may reasonably request in making or obtaining any such Authorizations. In the event that the issuance of any Authorization is conditioned upon an amendment of modification to this Agreement which is unacceptable to Top Tier Israel, Top Tier Israel shall have the right to terminate this Agreement without further obligation whatsoever to Distributor.

              (ii)Advise Top Tier Israel of any legislation, rule, regulation or other law (including but not limited to any customs, tax, trade, intellectual property or tariff law) which is in effect or which may come into effect in the Territory, whether before or after the Effective Date and which affects the importation of the Software Copies or documentation into, or the use and the protection of the Software Copies or documentation within the Territory, or which has a material effect on any provision in this Agreement.

       13.5   ENFORCEABILITY. Distributor represents and warrants that the
              ---------------
              provisions of this Agreement, and the rights and obligations of the parties hereunder, are enforceable under the laws of the country within the Territory.

       13.6   NON-COMPLIANCE AS MATERIAL DEFAULT. Non-compliance by Distributor
              -----------------------------------
              or its employees or agents with this Section 13 shall be deemed to constitute a material default under this Agreement, justifying termination for default pursuant to Section 9.2 hereof.

14.    GENERAL PROVISION
       -----------------

       14.1   INDEPENDENT CONTRACTORS. The relationship of Distributor to Top
              ------------------------
              Tier Israel established by this Agreement is that of contractors, and nothing contained in this Agreement shall be construed to (i) give either party the power to direct and control the day-to-day activities of the other, (ii) constitute the parties as agents, partners, joint venturers, co-owners or otherwise as participants in a joint or common undertaking, and (iii) allow Distributor to create or assume any obligation on behalf of Top Tier Israel for any purpose whatsoever. All financial obligations associated with Distributor's business are the sole responsibility of Distributor. All sales and other agreements between Distributor and its customers are Distributor's exclusive responsibility and shall have no effect on Distributor's obligations under this Agreement. Distributor shall be solely responsible for, and shall indemnify and hold Top Tier Israel free and harmless from, and all claims, damages or lawsuits (including attorneys' fees) arising out of the acts of Distributor or its resellers, employees or agents. Distributor shall require each reseller in the chain of distribution through it to comply with provisions reflecting the Distributor's obligations to Top Tier Israel, so that upon Top Tier Israel request Distributor shall be able to account to Top Tier Israel in respect to compliance by Distributor with the obligations hereunder for all Software Copies delivered to Distributor. Distributor shall hold harmless and indemnify Top Tier Israel (including its shareholders, directors, officers, agents and employees, successors and assigns) from any claims or liability arising out of or connected to any breach by Distributor of its obligations under this Agreement, including, without limitation, any penalties, interest, attorneys' fees and disbursements incurred by Top Tier Israel or any person relying upon Distributor's obligations under this Agreement.

       14.2   GOVERNING LAW. The rights and obligations of the parties under
              --------------
              this Agreement shall not be governed by the 1980 U.N. Convention on Contracts for the International Sale of Goods; rather such rights and obligations shall be governed by and construed under the laws of the State of California, including its enactment of the Uniform Commercial Code, without reference to conflict of laws principles.

       14.3   ARBITRATION. Any dispute or claim arising out of or in connection
              ------------
              with this Agreement shall be finally settled by binding arbitration in San Francisco, California under the Rules of Arbitration of the American Arbitration Association by one arbitrator appointed in accordance with said rules. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction hereof. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for injunctive relief without breach of this arbitration provision.

       14.4   ENTIRE AGREEMENT. This Agreement sets forth the entire agreement
              -----------------
              and understanding of the parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the party to be charged.

       14.5   NOTICES. Any written notice required or permitted by this
              --------
              Agreement shall be in writing and shall be sent by mail to the address shown at the beginning of this Agreement or at such other address for which such party gives notice hereunder.

       14.6   DOLLARS.  All references to "dollars", "U.S. $" or "$" shall mean
              --------
              United States Dollars.

       14.7 IT IS UNDERSTOOD AND AGREED THAT EACH AND EVERY PROVISION OF THIS AGREEMENT WHICH PROVIDES FOR A LIMITATION OF LIABILITY, DISCLAIMER OF WARRANTIES OR EXCLUSION OF DAMAGES IS INTENDED BY THE PARTIES TO BE SEVERABLE AND INDEPENDENT OF ANY OTHER SUCH PROVISION AND TO BE ENFORCED AS SUCH. FURTHER, IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT IN THE EVENT ANY REMEDY HEREUNDER IS DETERMINED TO HAVE FAILED OF ITS ESSENTIAL PURPOSE, ALL LIMITATIONS OF LIABILITY AND EXCLUSIONS OF DAMAGES SET FORTH HEREIN SHALL REMAIN IN EFFECT.

       14.8   FORCE MAJEURE. Nonperformance of either party (except for payment
              --------------
              obligations) shall be excused to the extent that performance is rendered impossible by strike, fire, flood, act of God, government acts or orders or restrictions, failure of suppliers, or any other reason where failure to perform is beyond the control and not caused by the negligence of the nonperforming party.

       14.9   NO WAIVER. The failure of either party to enforce at any time any
              ----------
              of the provisions of the Agreement, or the failure to require at any time performance by the other party of any of the provisions of this Agreement, will in no way be construed to present a future waiver of such provisions, nor in any way affect the validity of either party to enforce each and every such provision thereafter.

       14.10  NONASSIGNABILITY AND BINDING EFFECT. A mutually agreed
              ------------------------------------
              consideration for Top Tier Israel entering into this Agreement is the reputation, business standing, and goodwill already honored and enjoyed by Distributor under its present ownership, and, accordingly, Distributor agrees that its rights and obligations under this Agreement may not be transferred or assigned directly or indirectly without the prior written consent of Top Tier Israel Subject to the foregoing sentence, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

       14.11  LEGAL EXPENSES. The prevailing party in any legal action,
              ---------------
              arbitration or other dispute resolution procedure brought by one party against the other and arising out of this Agreement shall be entitled, in addition to any other rights and remedies it may have, to reimbursement for its expenses, including court costs, arbitrator's fees and reasonable attorneys' fees.

       14.12  SEVERABILITY. In the event that any provision of this Agreement
              -------------
              becomes or it declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision. The parties agree to negotiate in good faith a substitute, valid and enforceable provision that most nearly effects the parties' intent and to be bound by the mutually agreed substitute provision.

       14.13  LANGUAGE. This Agreement is in the English Language only, which
              ---------
              language shall be controlling in all respects, and all versions hereof in any other language shall be for accommodation only and shall not be binding upon the parties hereto. All correspondence, notices, orders, claims, suits and other communication between the parties hereto shall be written or conducted in English.

       14.14  HEADINGS. The headings and captions used in this Agreement are for
              ---------
              convenience of reference only, and shall not in any way affect the interpretation of the provisions of this Agreement.

       14.15  COUNTERPARTS. This Agreement may be executed in tow or more
              -------------
              counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

Reuven Agassi, Top Tier Israel, Ltd.        Shai Agassi, Top Tier Software, Inc.
------------------------------------      --------------------------------------

By:     /s/ R. Agassi                     By:  /s/ Shai Agassi
   --------------------------------          -------------------------------

Title:  Co-Chairman                       Title: Chairman and CEO
      -----------------------------             ----------------------------

Date: August 22, 1996                     Date: August 22, 1996
     ------------------------------            -----------------------------






                                    EXHIBIT A

In reference to Top Tier Israel's software products, products will be defined as follows:

Item A
Item B
Item C